Firstar Funds, Inc.
                                 ("Registrant")
                                   Form N-SAR
                                File No. 811-5380
                 For the Semi-Annual Period Ended April 30, 2001


Sub-Item 77M:     Mergers.

     Certain funds of the Registrant (each a "Firstar Fund") acquired the assets
and  liabilities  of  18  funds  offered  by  Mercantile   Mutual  Funds,   Inc.
("Mercantile Fund") as follows:


Mercantile Fund                                                Corresponding Firstar Fund

Mercantile Treasury Money Market Portfolio                     Firstar U.S. Treasury Money Market Fund
Mercantile Money Market Portfolio                              Firstar Money Market Fund
Mercantile Tax-Exempt Money Market Portfolio                   Firstar Tax-Exempt Money Market Fund
Mercantile U.S. Government Securities Portfolio                Firstar U.S. Government Securities Fund
Mercantile Intermediate Corporate Bond Portfolio               Firstar Intermediate Bond Market Fund
Mercantile Bond Index Portfolio                                Firstar Aggregate Bond Fund
Mercantile Government & Corporate Bond Portfolio               Firstar Aggregate Bond Fund
Mercantile Short-Intermediate Municipal Portfolio              Firstar Tax-Exempt Intermediate Bond Fund
Mercantile Missouri Tax-Exempt Bond Portfolio                  Firstar Missouri Tax-Exempt Bond Fund
Mercantile National Municipal Bond Portfolio                   Firstar National Municipal Bond Fund
Mercantile Balanced Portfolio                                  Firstar Balanced Growth Fund
Mercantile Equity Income Portfolio                             Firstar Equity Income Fund
Mercantile Equity Index Portfolio                              Firstar Equity Index Fund
Mercantile Growth & Income Equity Portfolio                    Firstar Growth & Income Fund
Mercantile Growth Equity Portfolio                             Firstar Growth Fund
Mercantile Small Cap Equity Portfolio                          Firstar Emerging Growth Fund
Mercantile Small Cap Equity Index Portfolio                    Firstar Small Cap Index Fund
Mercantile International Equity Portfolio                      Firstar Core International Equity Fund

     Certain funds of the Registrant also acquired the assets and liabilities of the 12 funds offered by Firstar Stellar Funds as follows:

Firstar Stellar Fund                        Corresponding Firstar Fund

Treasury Fund                               U.S. Treasury Money Market Fund
Tax-Free Money Market Fund                  Tax-Exempt Money Market Fund
Ohio Tax-Free Money Market Fund             Ohio Tax-Exempt Money Market Fund
Strategic Income Fund                       Strategic Income Fund
U.S. Government Income Fund                 U.S. Government Securities Fund
Insured Tax-Free Bond Fund                  National Municipal Bond Fund
Growth Equity Fund                          Large Cap Growth Fund
Relative Value Fund                         Relative Value Fund
Science & Technology Fund                   Science & Technology Fund
Stellar Fund                                Balanced Income Fund
Capital Appreciation Fund                   MidCap Index Fund
International Equity Fund                   Global Equity Fund

     With regard to the circumstances and the details of the reorganization, the Registrant hereby incorporates by reference to the definitive Combined Proxy Statements and Prospectuses each dated October 7, 2000 and each Statement of Additional Information each dated October 7, 2000 as filed electronically with the Securities and Exchange Commission (the "SEC") on October 26, 2000 (Registration No. 333-45326 (the "Proxy Soliciting Materials").

     The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

     (a) The reorganization with respect to the Mercantile Treasury Money Market, Money Market, Tax-Exempt Money Market, U.S. Government Securities, Intermediate Corporate Bond, Bond Index, Government & Corporate Bond, Short-Intermediate Municipal, National Municipal Bond, Balanced, Equity Index, Growth & Income Equity, Growth Equity, Small Cap Equity and International Equity Portfolios closed on November 27, 2000. The reorganization with respect to the Mercantile Missouri Tax-Exempt Bond, Equity Income and Small Cap Equity Index Portfolios closed on December 11, 2000.

     (b) The reorganization with respect to the Firstar Stellar Treasury, Tax-Free Money Market, U.S. Government Income, Insured Tax-Free Bond, Stellar and Capital Appreciation Funds closed on November 27, 2000. The reorganization with respect to the Firstar Stellar Ohio Tax-Free Money Market, Strategic Income, Growth Equity, Relative Value, Science & Technology and International Equity Funds closed on December 11, 2000.

     (c) Special meetings of shareholders of Mercantile Mutual Funds, Inc. and Firstar Stellar Funds to approve Agreements and Plans of Reorganization with Firstar Funds, Inc. were held on November 24, 2000. Information concerning the results of the special shareholders meetings is incorporated herein by reference to the notes to the financial statements contained in the Annual Reports of Firstar Funds, Inc., Mercantile Mutual Funds, Inc. and Firstar Stellar Funds (together, the "Funds") for their fiscal year/period ended October 31, 2000 which was filed electronically with the SEC on January 18, 2001 (File No. 811-05380). The information pertaining to the Firstar Global Equity Fund, formerly the Firstar International Equity Fund, was filed as a separate Annual Report with the SEC on January 12, 2001. (File No. 811-05380). No other parts of the Annual Reports to Shareholders of the Funds are incorporated herein by reference.

     (d) It is Registrant's understanding that Mercantile Mutual Funds, Inc. ("Mercantile") intends to file with the SEC an Application pursuant to Section 8(f) of the Investment Company Act of 1940 (the "1940 Act") once the final portfolio of Mercantile is reorganized into the Registrant. It is Registrant's understanding that Firstar Stellar Funds received an Order pursuant to Section 8(f) of the 1940 Act, declaring that it has ceased to be an investment company on April 27, 2001.